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                                                                   EXHIBIT 23.16






CONSENT OF ARTHUR FRIEDMAN

I consent to the use in the Registration Statement Amendment of The Millburn World Resource Trust of my report dated January 27, 1997 on the balance sheet of The Millburn Ridgefield Corporation as of December 31, 1996 appearing in the Prospectus, which is part of the Registration Statement Amendment. I also consent to the reference to me under the heading "Experts" in such Prospectus.

/s/ ARTHUR FRIEDMAN

Arthur Friedman


New York, New York
February 14, 1997